PRESS RELEASE

NASDAQ SYMBOL:  MRGO

FOR IMMEDIATE RELEASE      CONTACTS: Michael J. Spector     Ext.  1055
---------------------                Juan B. Medina         Ext.  1033

                                     Telephone:         (787) 883-2570

Margo Caribe, Inc. Reports Unaudited Operating Results for the Three Months and Six Months Ended June 30, 2004.

Vega Alta, Puerto Rico; August 13, 2004 - Margo Caribe, Inc. and its subsidiaries (the "Company") reported unaudited operating results for the three months and six months ended June 30, 2004.

For the six months ended June 30, 2004, the Company had a net loss of approximately $191,000, compared to a net loss of approximately $77,000 for the same period in the year 2003. These amounts represent a diluted loss per common share of $(0.09) and $(0.04) for the six months ended June 30, 2004 and 2003, respectively. The net loss for the six months ended June 30, 2004, reflected profits from the lawn & garden segment, and the landscaping segment that were offset by a net loss in the plants segment.

For the second quarter ended June 30, 2004, the Company had a net loss of approximately $212,000 or $(0.10) per share (diluted), compared to net loss of approximately $122,000 or $(0.06) per share (diluted) for the same period in 2003.

The plants segment's net loss was approximately $388,000 for the six months ended June 30, 2004, compared to a net income of approximately $12,000 for the six months ended June 30, 2003. The plants segment's net loss was approximately $328,000 for the second quarter ended June 30, 2004, compared to a net loss of approximately $99,000 for the second quarter ended June 30, 2003. The net loss from the plants segment for the six months and second quarter ended June 30, 2004, was mainly attributable to a decrease in net sales of approximately $767,000 and $308,000, respectively. The net loss from the plant segment was also impacted by a decrease in gross margin of approximately 72.7% for the six months ended June 30, 2004, and 113.2% for the quarter ended June 30, 2004.

The total net sales from the plants segment was approximately $1,443,000 for the six months ended June 30, 2004 compared to approximately $2,210,000 in net sales for the six months ended June 30, 2003. The total net sales from the plants segment was  approximately  $645,000 for the second  quarter ended June 30, 2004 compared to approximately $953,000 in net sales for the second quarter ended June 30, 2003. The gross margin from the plants segment was approximately 8.1% for the six months ended June 30, 2004, compared to approximately 29.6% for the six months ended June 30, 2003. The gross margin from the plants segment was approximately -4.5% for the second quarter ended June 30, 2004, compared to approximately 33.9% for the second quarter ended June 30, 2003.



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Offsetting  the loss from the  plants  segment  for the six  months  and  second quarter ended June 30, 2004, were commissions and equity in earnings from an investment in an unconsolidated joint venture (Salinas Holdings) for the amount of approximately $132,000 for the six months ended June 30, 2004 and $57,000 for the second quarter ended June 30, 2004.

The landscaping segment's net income was approximately $113,000 for the six months ended June 30, 2004, compared to a net loss of approximately $172,000 for the six months ended June 30, 2003. The landscaping segment's net income was approximately $86,000 for the second quarter ended June 30, 2004, compared to a net loss of approximately $76,000 for the second quarter ended June 30, 2003. The 2004 net income of the landscaping segment includes the collection of $75,000, approximately, from an account receivable that had been previously written down. Gross revenues from the landscaping segment were approximately
$973,000 for the six months ended June 30, 2004, compared to approximately $689,000 for the six months ended June 30, 2003. Gross revenues from the landscaping segment were approximately $477,000 for the second quarter ended June 30, 2004, compared to approximately $285,000 for the second quarter ended June 30, 2003. The gross margin from the landscaping segment was approximately 33.2% for the six months ended June 30, 2004, compared to approximately 13.8% for the six months ended June 30, 2003. The gross margin from the landscaping segment was approximately 30.7% for the second quarter ended June 30, 2004, compared to approximately 14.7% for the second quarter ended June 30, 2003.

The lawn & garden segment's net income was approximately $85,000 for the six months ended June 30, 2004, compared to a net income of approximately $82,000 for the six months ended June 30, 2003. The lawn & garden segment's net income was approximately $29,000 for the second quarter ended June 30, 2004, compared to a net income of approximately $53,000 for the second quarter ended June 30, 2003. Net sales from the lawn & garden segment were approximately $1,722,000 for the six months ended June 30, 2004, compared to approximately $1,752,000 for the six months ended June 30, 2003. Net sales from the lawn & garden segment were approximately $829,000 for the second quarter ended June 30, 2004, compared to approximately $917,000 for the second quarter ended June 30, 2003. The gross margin from the lawn & garden segment was approximately 50.8% for the six months ended June 30, 2004, compared to approximately 43.9% for the six months ended June 30, 2003. The gross margin from the lawn & garden segment was approximately 49.4% for the second quarter ended June 30, 2004, compared to approximately 44.1% for the second quarter ended June 30, 2003.

Chairman of the Board, President and CEO Highlights

The Chairman of the Board, President and CEO, Michael J. Spector, stated that results went more or less according to plan with continued growth and improving margins resulting in return to profitability in the landscaping segment. The lawn and garden segment showed an increase in gross margins versus the prior year, even though the Company has experienced higher costs of transportation and raw materials due to the higher cost of oil. The plant segment, however, continued to show losses with declining sales due a lack of plant material available for sale as a result of the closing of the Company's Barranquitas facility last year. Increased plant segment sales and profits are expected to begin during the fourth quarter as new plant material becomes available for sale.

During the second quarter, public hearings were held with respect to the requested zoning variances related the proposed housing project in Arecibo, Puerto Rico. There was very little opposition to our project. Accordingly, although no assurance can be given, the Company remains optimistic to it will be able to obtain.

The unconsolidated joint venture (Salinas Holdings, Inc.) continues to perform well. Sales were adversely impacted during the second quarter due to heavy rains. The weather has improved and sales, as well as large orders have already been received for delivery during the third quarter.

Margo Caribe, Inc. and its subsidiaries (collectively, the "Company") are actively pursuing orders for a number of new product lines that the Company's represents, in Puerto Rico. During this year the Company became the exclusive agent for La Pierre Bleue Belge, S.A., a stone company, located in Belgium, that produces adoquines (cobblestones) and tiles for streets, as well as for public and private areas. La Pierre Bleue Belge, S.A. is the only producer in the world that manufactures blue stones and adoquines that are found in many of the older towns and cities in Puerto Rico. The Company intends to market these stones to several of the Municipalties in Puerto Rico, as well as to various architects and developers.

The Company is in the business of growing, distributing and installing tropical plants and trees. The Company is also engaged in the manufacturing and distribution of its own line ("Rain Forest") of planting media and aggregates, the distribution of lawn and garden products and also provides landscaping design and installation services. In addition, the Company has a participation in a joint venture in a sod and tree farm in Salinas, Puerto Rico. Furthermore, beginning in 2003, the Company acts as sales representative for several consumer goods brands in Puerto Rico and Mexico.

Forward Looking Statements

When used in this press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "would be", "will allow", "intends to", "will likely result", "expect" "are expected to", "will continue", "is anticipated", "believes", "estimate", "project", or similar expressions are intended to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, natural disasters, competitive and regulatory factors, legislative changes and regulatory or judicial, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstance after the date of such statements.




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


                                          MARGO CARIBE, INC. AND SUBSIDIARIES
                                Summary of Condensed Consolidated Financial Results
                                                      Unaudited

---------------------------------- ------------------ ----------------- ----------------- -----------------
                                      Three months       Three months       Six months        Six months
                                          ended             ended             ended             ended
                                      June 30, 2004     June 30, 2003     June 30, 2004     June 30, 2003
                                       (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
---------------------------------- ------------------ ----------------- ----------------- -----------------
             Net sales                 $1,951,000         $2,155,000        $4,138,000        $4,651,000
---------------------------------- ------------------ ----------------- ----------------- -----------------
             Net loss                  $(212,000)         $(122,000)        $(191,000)        $(77,000)
---------------------------------- ------------------ ----------------- ----------------- -----------------
     Net loss diluted per share          $(0.10)           $(0.06)           $(0.09)           $(0.04)
---------------------------------- ------------------ ----------------- ----------------- -----------------
    Weighted average number of          2,193,470         2,084,289         2,190,004         2,082,089
           common shares
---------------------------------- ------------------ ----------------- ----------------- -----------------

